SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MIKTAM TECHNOLOGIES AMERICAS INC.**, did on March 7, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 8, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
204 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070163832-62
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/07/2007 1:40 PM
	Entity Number E0158742007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Miktam Technologies Americas Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Incorp Services Inc. Name 3155 Patrick Ln. — Las Vegas — Nevada 89120-2481 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000 — Par value per share: $ 0.0001 — Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Thomas Chao Name 300 Center Avenue, Ste. 202 — Bay City — MI — 48708 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: The purpose for which the corporation is organized are to engage primarily in any
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Billie Chudde — X [signature] Name — Signature 300 Center Avenue, Ste. 202 — Bay City — MI — 48708 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X — 3/7/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Article 3 continued…

1. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.0001 per share and having a total stated capital of $500,000.00. Of the 500,000,000 shares, 450,000,000 shares are to be Class A Common stock and 50,000,000 to be preferred shares.

   The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors.

Article 5 continued…

5. type of business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.